Exhibit 3.3

DOC ID ---- > 202509301280

DOC ID ----> 202509301280

Form 700 Prescribed by:

Frank LaRose
Ohio Secretary of State

Telphone: 877.767.3453
OhioSoS.gov | business@OhioSoS.gov
File online or for more information: OhioBusinessCentral.gov

Certificate for Conversion for Entities Converting Within or Off the Records of the Ohio Secretary of State

Filing Fee: $99

Form Must Be Typed

(CHECK ONLY ONE (1) BOX)

(1) ☒ **Converting Within The Records of the Ohio Secretary of State**

(2) ☐ **Converting Off The Records of the Ohio Secretary of State** (187-VXX)

Name of the converting entity	DPL INC.
Jurisdiction of Formation	OHIO
Charter/Registration Number	662284

The converting entity is a:
(Check Only (1) One Box)

- ☐ Domestic Nonprofit Corporation
- ☑ Domestic For-Profit Corporation
- ☐ Domestic Professional Association
- ☐ Foreign Nonprofit Corporation
- ☐ Foreign For-Profit Corporation
- ☐ Domestic Limited Liability Company
- ☐ Partnership
- ☐ Domestic Limited Partnership
- ☐ Foreign Limited Partnership
- ☐ Domestic Limited Liability Partnership
- ☐ Foreign Limited Liability Partnership
- ☐ Foreign Limited Liability Company

The converting entity hereby states that it has complied with all laws in the jurisdiction under which it exists and that those laws permit the conversion.

Form 700 Page 1 of3 Last Revised: 10/2024

DOC ID ----> 202509301280

Name of the converted entity: DPL LLC

Jurisdiction of Formation: Ohio

The converted entity is a:
(Check Only (1) One Box)

- [ ] Domestic For-Profit Corporation
- [ ] Domestic Professional Association

If Domestic For-Profit Corporation **OR** Domestic Professional Association, please indicate total number of shares:

- [ ] Foreign Nonprofit Corporation
- [ ] Foreign For-Profit Corporation
- [x] Domestic Limited Liability Company
- [ ] Foreign Limited Liability Company
- [ ] Partnership
- [ ] Domestic Limited Partnership
- [ ] Foreign Limited Partnership
- [ ] Domestic Limited Liability Partnership
- [ ] Foreign Limited Liability Partnership

Effective Date **(Optional)**: MM/DD/YYYY **(The conversion is effective upon the filing of this certificate or on a later date specified in the certificate)**

Name and address of the person or entity that will provide a copy of the declaration of conversion upon written request.

Brian Hylander
Name

1065 Woodman Drive
Address

City	State	Zip Code
Dayton	Ohio	45432

Required information that must accompany conversion certificate if box 2 is checked

If the converting entity is a domestic or foreign entity that will not be licensed in Ohio, provide the name and address of the statutory agent upon whom any process, notice or demand may be served.

Brian Hylander
Name of Statutory Agent

1065 Woodman Drive
Agent Address (Post office boxes and CMRAs are **NOT** allowed. See instruction for details.)

City	State	ZIP Code
Dayton	OH	45432

See instructions for additional filing requirements if
(1) the conversion creates a new domestic entity,
(2) the converted entity is a foreign entity that desires to transact business in Ohio; or
(3) if a domestic corporation or foreign corporation licensed in Ohio is the converting entity.

Form 700 Page 2 of3 Last Revised: 10/2024

DOC ID ---- > 202509301280 Print Name By (if applicable) Signature Print Name By (if applicable) Signature By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Last Revised: 10/2024 Form 700 Page 3 of 3 Required Must be signed by an authorized representative. By (if applicable) Brian Hylander Print Name Brian Hylander Signature

DOC ID ---- > 202509301280 Signature AFFIDAVIT Complete the information in this section. In lieu of releases from various governmental authorities. State of on this date YYY) Today's Date (MM/DD/Y NOTARY SEAL Name of Corporation The undersigned being duly sworn, declares that on the dates indicated below, each of the named state agencies was advised in writing of the scheduled effective date of the conversion and was advised in writing of the acknowledgment by the corporation of the applicability of the provisions of Ohio Revised Code section 1701.95 or 1702.55, or if section 1703.17(D) applies, that the conversion does not relieve the corporation of liability, if any, for payment of the taxes and contributions described in Ohio Revised Code sections 1703.17(C)(1), (2), and (3). Each constituent corporation acknowledges that the conversion does not in and of itself automatically relieve the corporation from payment of tax liabilities. DPL Inc. Title VP, General Counsel and Secretary Brian Hylander Name 1065 Woodman Drive Mailing Address Dayton City Ohio State 45432 ZIP Code Ohio County of Montgomery Sworn to or affirmed and subscribed before me by Brian Hylander Name of person making oath or affirmation Agency Date Notified Ohio Job & Family Services (MM/DD/YYYY) P.O. Box 182404 03/28/2025 Columbus, OH 43218 - 2404 Agency Date Notified Ohio Bureau of Workers' (MM/DD/YYYY) Compensation 03/28/2025 30 W. Spring Street Columbus, Ohio 43215 * Only required for domestic for - profit corporations Agency Date Notified The corporation is not required to pay or the department of taxation has not assessed any personal property tax. Ohio Department of Taxation (MM/DD/YYYY) Taxpayer Services/Tax Release Unit 03/31/2025 P.O. Box 182382 Columbus, OH 43218 - 2382 * If the converted entity is not a domestic corporation or foreign corporation to be licensed in Ohio, then each for - profit domestic constituent corporation has submitted the prescribed form to the Ohio Department of Taxation . Notary Public’s Signature July 23, 2027 Notarial Act Performed by Audio visual commu E n xp ic ira a ti t o i n o D n ate of Notary’s Commission (MM/DD/YYYY) Note : This affidavit must be signed by the person executing the certificate or by an officer of the corporation. eSigned by Black Knight EXP - DocVerify: 2025 - 04 - 01 16:43:19 ED 5258808:29933148:37211624 Brian Hylander 04/01/2025 eSigned by Black Knight EXP - DocVerify: 2025 - 04 - 01 16:43:41 EDT 5258808:29933148:205097 Form 700 Page 5 of 8 Last Revised: 10/2024

DOC ID ---- > 202509301280 State of County of Name of Corporation County County County AFFIDAVIT OF PERSONAL PROPERTY of Sworn to or affirmed and subscribed before me by on this date NOTARY SEAL Signature Ohio Montgomery Brian Hylander Name of Officer VP, General Counsel, and Secretary Title of Officer DPL Inc. and that this affidavit is made in compliance with Ohio Revised Code Section 1701.86(I) That above - named corporation: (Check one (1) of the following) Has no personal property in any county in Ohio Is the type required to pay personal property taxes to state authorities only Has personal property in the following county (ies) 04/01/2025 Today's Date (MM/DD/YYYY) Title VP, General Counsel and Secretary Brian Hylander Name of person making oath or affirmation Notary Public’s Signature July 23, 2027 Expiration Date of Notary’s Commission (MM/DD/YYYY) Notarial Act Performed by Audio visual communication 5258808:29933148:37211626 eSigned by Black Knight EXP - DocVerify: 2025 - 04 - 01 16:43:24 ED Brian Hylander eSigned by Black Knight EXP - DocVerify: 2025 - 04 - 01 16:43:46 EDT 5258808:29933148:205099 Form 700 Page 6 of 8 Last Revised: 10/2024